UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		June 20, 2011

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 449-9600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 20, 2011, Hamilton Beach Brands, Inc. ("HBB"), a wholly-owned subsidiary of NACCO Industries, Inc., announced that after careful evaluation, HBB has decided not to renew its ongoing monitoring and maintenance credit ratings with Standard & Poor's ("S&P") and Moody's Investor Services ("Moody's"). HBB determined that the benefits of continuing the credit ratings on its remaining $114.6 million of term loans do not justify the ongoing costs of maintaining ratings with these agencies. HBB informed S&P and Moody's of this decision which, more than likely, will result in S&P and Moody's withdrawing their ratings on HBB's term loans. The current ratings from S&P and Moody's on the term loans are B+/Stable and B1/Stable, respectively.

HBB is a leading designer, marketer and distributor of small electric household appliances, as well as commercial products for restaurants, bars and hotels. Revenue for the fiscal year ended December 31, 2010 was $515.7 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 20, 2011		NACCO INDUSTRIES, INC.

		By:	/s/ Kenneth C. Schilling
Name: Kenneth C. Schilling
Title: Vice President and Controller